EXHIBIT 10.27

Performance-Based Restricted Stock Unit Agreement
Granted Under IDEXX Laboratories, Inc. 2018 Stock Incentive Plan

1. Grant of Performance-Based Restricted Stock Units.
(a)     Grant. IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant a Restricted Stock Unit Award consisting of the number of Restricted Stock Units (“RSUs”) stated in this Performance-Based Restricted Stock Unit Agreement, including any exhibit, appendix or addendum hereto (the “Agreement”). Each RSU represents the right to receive one share of common stock, $0.10 par value, of the Company (individually a “Share” and collectively the “Shares”), subject to (x) the certification by the Compensation Committee of the Board of Directors (the “Committee”) as set forth in Section 1(b) of the achievement of the Performance Goal for the Performance Period as defined in this Agreement and (y) the subsequent satisfaction of the vesting conditions set forth in Section 2. Those RSUs that are certified by the Committee based on the achievement of the relevant Performance Goal shall be deemed “Certified RSUs.” The Company will record on its books the grant of the RSUs to the Participant and will issue Shares upon vesting of the Certified RSUs as provided below. This award of RSUs is subject to the terms and conditions set forth in this Agreement, the Company’s 2018 Stock Incentive Plan (the “Plan”) and the description of the Plan set forth in the Plan Prospectus. The Plan and the Plan Prospectus are provided to the Participant with this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan or the Plan Prospectus.
(b)     Performance Goal. Determination and achievement of the Performance Goal for the Performance Period in respect of the RSU granted hereunder shall be conclusively determined by the Committee. The Board of Directors may make adjustments in the Performance Goal or in the terms and conditions of this Award, in either case, in accordance with the terms of the Plan, including but not limited to, in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.
(c)     Restrictive Covenant Agreements. Participant acknowledges and affirms that: (i) Participant is subject to non-competition, non-solicitation and confidentiality provisions set forth in one or more agreements with the Company or any of its Affiliates (including, as applicable, employment, consulting or advisory contracts; confidentiality and nondisclosure agreements; or other agreements; in each case as may be amended or supplemented from time to time) (collectively, the “Restrictive Covenant Agreements”); and (ii) this RSU award is granted in consideration of Participant’s agreement to be bound by Participant’s Restrictive Covenant Agreements.
2. Vesting and Forfeiture.
(a)    Certified RSUs. Any RSUs that do not become Certified RSUs at the end of the Performance Period in accordance with Section 1 shall be forfeited, effective as of the end of such Performance Period. RSUs that are Certified RSUs shall be subject to the additional vesting and forfeiture provisions set forth in this Section 2.
(b)    Vesting of Certified RSUs. Subject to Section 2(c), (d) and (e), the Certified RSUs shall vest and become nonforfeitable in accordance with the vesting schedule set forth in this Agreement. Notwithstanding anything in this Agreement that may be to the contrary, no RSU will vest unless and until it is deemed to be a Certified RSU upon the Committee’s certification of the achievement of the Performance Goal for the Performance Period.
(c)    Forfeiture. Except as otherwise provided in this Section 2, in the event that the Participant ceases to be employed by the Company or an Affiliate or a member of the Board, as applicable (an “Eligible Grantee”) for any reason or no reason, the balance of RSUs that have not been certified or vested as of the date of such cessation will be forfeited and the Participant will have no future rights with respect to any such uncertified or unvested RSUs. The Company shall determine in good faith (including in accordance with Section 409A of the Code) and in the exercise of its discretion whether the Participant has ceased to be an employee and the effective date of the Participant’s termination of such status, and such determinations shall be final, binding and conclusive.
Notwithstanding anything in this Agreement that may be to the contrary, if the Company determines that Participant has violated any provisions set forth in the Restrictive Covenant Agreements, in addition to any and all rights and remedies set forth therein or otherwise available under law or equity, Participant covenants and agrees that: (i) the unvested portion of the RSUs (including Certified RSUs) will immediately be cancelled, and Participant shall automatically forfeit any rights Participant may have with respect to such unvested RSUs as of the date of such determination; and (ii) the Company or its Affiliate may also take action at equity or in law to enforce the provisions of the Restrictive Covenant Agreements.
Following application of this provision of the Agreement, Participant will continue to be bound by the obligations, promises and other agreements contained in the Restrictive Covenant Agreements and this Agreement.
(d)    Disability or Death.  In the event that the Participant’s employment or service to the Company or an Affiliate is terminated as a result of the Participant’s Disability (as defined in Section 22(e)(3) of the Code) or as a result of the Participant’s death, all Certified RSUs that have not vested as of the date of such cessation of service shall immediately vest and become nonforfeitable as of the date of the Participant’s Disability or death; provided, however, if such Disability or death occurs within one year of the grant date of this award, then this award shall continue to vest after the date of such Disability or death in accordance with the schedule described in Section 2(b) above, except that all Certified RSUs that have not vested as of the date of such cessation of service will immediately vest and become nonforfeitable as of the date that is the one-year anniversary of the grant date of this award, provided that the Committee has certified the achievement of the Performance Goal for the Performance Period.
(e)    Retirement. In the event that the Participant’s employment or service to the Company or an Affiliate is terminated as a result of the Participant’s retirement (as defined below), the outstanding Certified RSUs shall continue to vest for a period that encompasses (and until) the occurrence of second vesting date following the date of such retirement (the “Extended Vesting Date”). Notwithstanding anything in this Agreement that may be to the contrary, in the event the Participant dies or becomes Disabled (as defined above) at a time after the Participant’s retirement but before the Extended Vesting Date, then the Certified RSUs shall immediately vest and become nonforfeitable as of the date of the Participant’s death or disability; provided, however, if such Disability or Death occurs within one year of the grant date of this award, then this award shall continue to vest after the date of such Disability or death in accordance with the schedule described in Section 2(a) above, except that all Certified RSUs that have not vested as of such date will immediately vest and become nonforfeitable as of the date that is the one-year anniversary of the grant date of this award. “Retire” and “retirement” shall mean retirement at or after the attainment of age 60, provided that the Participant has been an employee of the Company or its Affiliate for at least 10 years as of the date of the Participant’s termination date, not including any years during which the Participant was employed by a company that was acquired by or merged with the Company or its Affiliate, and provided further that the Participant shall be eligible to retire under the terms of this Agreement if the Participant has provided the Company written notice of such retirement in the form required by the Company at least six months prior to the Participant’s anticipated termination date due to retirement. The Company shall determine in good faith and in the exercise of its discretion whether the Participant’s termination of employment constitutes “retirement” under the terms of this Agreement, and such determination by the Company shall be final, binding and conclusive.
3. Restrictions on Transfer.
The Participant may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of by operation of law or otherwise, any RSUs, or any interest therein, except by will or the laws of descent and distribution.
4. Rights as Stockholder.
Neither the Participant, nor any person claiming through the Participant, will have any of the rights or privileges of a stockholder of the Company with respect to the RSUs unless and until Shares have been issued, recorded on the records of the Company or its transfer agent, and delivered to the Participant upon vesting of the Certified RSUs. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to the Shares.
5. Delivery of Shares; Compliance with Securities Laws, Etc.
(a)    General. The Company shall, upon vesting of Certified RSUs hereunder, make prompt delivery of vested Shares to the Participant, or if the Participant has died or become Disabled (as defined in Section 2(d) above), to the person to whom this award is transferred by will or the laws of descent and distribution, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.
(b)    Listing, Qualification, Etc. The RSUs shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of Shares subject hereto upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance of Shares hereunder, then such issuance shall be deferred until such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect disclosure, or to satisfy such other condition.
6. No Special Employment Rights.
Nothing contained in the Plan, the Plan Prospectus or this Agreement shall be construed or deemed to constitute an employment or service contract or confer or be deemed to confer on the Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or an Affiliate or limit in any way any right of the Company or an Affiliate, as applicable, to terminate the Participant’s employment or service or other relationship at any time, with or without cause.
7. Taxes.
(a)    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax (whether foreign, federal, state or local ), social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”) is and remains the Participant’s responsibility as it may come due and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (ii) do not commit to and are under no obligation to structure the terms of the grant (including the Performance Goal) or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In addition, the Participant further acknowledges that Tax-Related Items may be incurred at different times.
(b)    Withholding. The Participant acknowledges and agrees to make arrangements satisfactory to the Company with respect to any withholding obligation the Company or the Employer (or former employer) may have for Tax-Related Items. Without limitation to the foregoing, the Participant acknowledges and agrees that to satisfy any such withholding obligation for Tax-Related Items, the Company may (i) deduct and retain from the Shares to be distributed upon vesting of Certified RSUs such number of Shares as is equal in value to the Tax-Related Items, (ii) withhold from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer, (iii) withhold from proceeds of the sale of Shares acquired upon vesting and settlement of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (iv) withhold by any other method permitted under the Plan and applicable law.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant's jurisdiction (in which case, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares). If the obligation for Tax-Related Items is satisfied by withholding in Shares, as described in (i) above, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested portion of the Certified RSUs. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(c)    Tax Consequences. The Participant has reviewed with his or her own tax advisors the applicable tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such vesting (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), based on the closing price of the Company’s common stock on the date of vesting.

8. Data Privacy.
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data will be transferred to E*TRADE or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.
The Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan.
9. Miscellaneous.
(a)    This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(b)    Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board. The Board may amend, alter, suspend, discontinue or terminate the Plan, or any portion thereof, at any time, subject to the requirements for certain amendments or alterations set forth in the Plan.
(c)    This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 hereof.
(d)    The right of the Participant to receive Shares pursuant to this award is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this award other than those of an unsecured general creditor of the Company.
(e)    The RSUs and the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflict of laws principles.
(f)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(g)    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.
(h)    All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth in this Agreement or at such other address as may be designated in writing by either of the parties to one another.
(i)    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(j)    If the Participant works and/or resides outside the United States, the RSUs (including the Certified RSUs) and any Shares subject to the Certified RSUs shall be subject to any special terms and conditions set forth in Exhibit A. Moreover, if the Participant relocates outside of the United States and to one of the countries included in Exhibit A, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Agreement.
(k)    The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs (including the Certified RSUs) and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.